EXHIBIT 99.2



              [NORTHEAST PENNSYLVANIA FINANCIAL CORP. LETTERHEAD]


NEWS RELEASE
------------



FOR IMMEDIATE RELEASE

DATE:        November 10, 2003
CONTACT:     Jerry Holbrook
             Chief Financial Officer
PHONE:       (570) 459-3722
FAX:         (570) 450-6110

NORTHEAST PENNSYLVANIA FINANCIAL CORP. REPORTS FOURTH QUARTER AND FISCAL YEAR LOSSES FOR SEPTEMBER 30, 2003

HAZLETON,  PA, NOVEMBER 10, 2003 - Northeast  Pennsylvania  Financial Corp. (the

"Company")  (NASDAQ:  NEPF),  the holding  company for First  Federal  Bank (the

"Bank") today  announced a loss for the fourth  quarter of its fiscal year ended

September  30, 2003 of $4.5  million,  or $1.19 per basic share,  compared to an anticipated  restated loss of $373,000,  or $.09 per basic share, for the fourth quarter of fiscal  2002.  The loss for fiscal year ended  September  30, 2003 is

$4.1  million,  or $1.08 per  basic  share,  compared  to  anticipated  restated

earnings of $2.7  million,  or $.67 per basic share,  for fiscal year 2002.  All prior  period  amounts  set  forth  in  this  release  reflect  the  anticipated restatement of the financial results for those prior periods as discussed below.


The  quarterly  and annual  losses for fiscal 2003 were  primarily  related to a provision for credit  losses of $5.0 million for the quarter,  which brought the total provision to $6.9 million for fiscal year 2003. The provision was $796,000 and $2.8  million  for the quarter and fiscal  year ended  September  30,  2002,

respectively.  The  increased  provision  was  necessary  due  to  increases  in nonperforming  assets from $4.8  million,  or 0.53% of assets,  at September 30,

2002 to $13.5 million, or 1.52% of assets, at September 30, 2003.



                                  (Continued)

NORTHEAST PENNSYLVANIA FINANCIAL CORP.                   FOURTH QUARTER EARNINGS
NOVEMBER 2003                                                                  2


These increases were the result of several large  commercial loans which totaled approximately  $7.1 million being placed on nonaccrual status during the current

quarter  due  to  deterioration   in  the  underlying   collateral  and  payment

delinquencies. One loan totaling $1.7 million was subject to a bankruptcy filing and the Bank is now in the process of liquidating  the collateral and collecting certain  guarantees.  The increase in the  provision  was also due to additional credit  deterioration  and increased  losses in the Bank's  indirect  automobile portfolio.


MANAGEMENT  CHANGES
-------------------

During the quarter,  the Board of Directors  initiated  several  management  and operational  changes  including  appointing two seasoned bank executives to lead the  Company.  Thomas Petro was  appointed as President  and CEO of the Bank and

Company after the  resignation of the former  President/CEO  in September  2003.

Also,  Jerry  Holbrook was  appointed  Chief  Financial  Officer of the Bank and

Company. The new management and the Board have initiated  restructuring  efforts which are expected to positively affect future results.


BALANCE SHEET REPOSITIONING
---------------------------

The Company's new  management  began a process in the September 30, 2003 quarter to reposition the balance sheet and improve earnings.  Changes include divesting certain  fixed-rate  residential  mortgage loans and  investment  securities and using  these  proceeds to  reinvest  in similar  assets  that are  interest-rate sensitive. Given the current low interest-rate environment,  the Company is also evaluating  alternatives  to  restructure a portion of its long-term  fixed-rate

FHLB borrowings to improve net interest  income.  One of the Company's goals for the coming year is to increase core deposits  (non-interest bearing deposits) in

its  local  market  area  while   expanding  the  loan  portfolio   through  new

originations,   commercial  loan   participations  and  strategic  purchases  of

high-quality loan receivables.


As part of this repositioning,  the Bank previously announced that it has signed an  agreement  with The First  National  Bank of  Berwick,  located in  Berwick,

Pennsylvania,  a subsidiary of First Keystone Corporation (OTC BB:FKYS), to sell the fixed assets and transfer deposits of its branch



                                  (Continued)

NORTHEAST PENNSYLVANIA FINANCIAL CORP.                   FOURTH QUARTER EARNINGS
NOVEMBER 2003                                                                  3


office located in Danville,  Pennsylvania. The purchase is subject to regulatory approval, and is expected to close by December 31, 2003.


NET INTEREST INCOME
-------------------

The  Company's  net  interest  margin was 2.46% for both the fourth  quarter and fiscal year 2003,  compared to 2.65% and 2.99% for the fourth quarter and fiscal year 2002,  respectively.  The continued low interest rate environment continues to challenge the Bank and has resulted in reductions in net interest  income for the last two years.


Net interest income for the quarter ended September 30, 2003 decreased $497,000,

or 9%, over the prior year comparable quarter.  The decrease reflects a 74 basis point decline in the yield on the mortgage  portfolio,  due to payoffs of higher yielding  loans and lower interest  rates on originated  loans,  and a 112 basis point decrease in the yield on investment  securities.  The decrease in interest income for the quarter was partially offset by a decrease of 111 basis points in interest  costs  on  deposits  due to the low  interest  rate  environment.  Net interest  income for the fiscal year ended  September  30, 2003  decreased  $3.5 million, or 15%, when compared to the 2002 fiscal year. As previously discussed,

the  current  low   interest-rate   environment   has  resulted  in  significant

prepayments on loans and lower rates on newly originated loans.


NON-INTEREST INCOME
-------------------

Non-interest income for the fourth quarter decreased $312,000,  or 14%, over the prior year  comparable  quarter  due to lower  gains on the sales of  fixed-rate residential  mortgage loans resulting from rate increases at the long end of the yield curve,  as well as an adjustment  for an impairment  loss of $184,000 on a residual interest in an indirect automobile loan securitization.


For the year,  non-interest  income increased by $2.3 million,  or 30%, to $10.0 million  compared  to $7.6  million  for fiscal  year 2002.  This  increase  was primarily  due to gains on the  sales of  investment  securities  which  totaled approximately $1.4 million,  increases in insurance  commissions of $801,000 and gains on the sales of  residential  mortgage  loans which  totaled $1.0 million.

These  amounts  were offset by a $1.5 million  impairment  loss that the Company recognized during the third quarter of




                                  (Continued)

NORTHEAST PENNSYLVANIA FINANCIAL CORP.                   FOURTH QUARTER EARNINGS
NOVEMBER 2003                                                                  4


2003 related to an equity  investment in the  convertible  preferred  stock of a start-up  mortgage-banking firm.


NON-INTEREST EXPENSE
--------------------

Expenses  increased by $1.8 million,  or 25%, during the quarter ended September

30, 2003 over the level  reported  during the  comparable  quarter in 2002.  The majority of this  increase  related to one-time  severance  and  benefits  costs resulting  from the  resignation  of the  Company's  former  President and Chief

Executive  Officer.  Additionally  during  the  quarter,  the  Company  incurred approximately  $300,000  in  consulting  and  professional  fees  related to its restatement  of  prior  period  earnings  and an  evaluation  of  its  strategic alternatives.


Expenses increased by approximately $5.0 million over the level reported for the

2002 fiscal  year.  These  increases  were also  largely  due to the  previously announced management changes, increased costs for healthcare and benefits during the year as well as costs related to closing three of the Bank's branch offices.


Thomas  Petro,  President  and CEO  said,  "While  this  past year has been very difficult for the Company, I am confident that the significant  actions taken by the Board of Directors and the new management  team over the last several months will lead to increased  performance  from all of our business  lines and improve the quality of our customer service." He continued,  "The Northeast Pennsylvania market continues to offer  opportunities for profitable  expansion." The Company is presently evaluating ways to increase revenues,  operate more efficiently and better serve customers.


CAPITAL LEVELS
--------------

The Company  affirms that  following the financial  results for the year and the anticipated  restatement  adjustments  to prior  periods,  the Bank remains well capitalized at September 30, 2003 under  applicable bank  regulatory  guidelines and the Bank's deposits continue to be FDIC insured.




                                  (Continued)

NORTHEAST PENNSYLVANIA FINANCIAL CORP.                   FOURTH QUARTER EARNINGS
NOVEMBER 2003                                                                  5


RESTATEMENTS
------------

On July 21,  2003,  the Company  announced  it was  restating  its prior  period earnings for the fiscal  years from 1998 through 2002 and for the December  2002 and March 2003  quarters to correct  errors in the  accounting  for the indirect automobile loan portfolio and purchased  mortgage and consumer loan  portfolios.

These  errors  resulted  primarily  from  computer  program  coding  errors that impacted the  calculation of interest  income earned on the indirect  automobile loans and the  amortization  of the premiums  related to purchased  mortgage and consumer loans. The anticipated  results of such  restatements were reflected in the Company's third quarter Form 10-Q for June 2003.


On October 31, 2003, the Company  announced that during the fourth quarter ended

September  30,  2003,  the  Company  identified  additional  adjustments  to the previously disclosed restated amounts which reduced earnings for the quarter and fiscal year ended  September  30, 2002 by an  additional  $570,000  after taxes.

These  adjustments  were primarily  related to the Company's  accounting for the sale  of  indirect  automobile  loans  and its  employee  benefit  plans.  These adjustments  when combined with the  previously  announced  adjustments  reduced earnings by  approximately  $800,000 and $1.8 million for the fourth quarter and fiscal year ended September 30, 2002, respectively. Certain of these adjustments will also reduce earnings by approximately $89,000, $111,000 and $48,000 for the

quarters   ended  June  30,  2003,   March  31,  2003  and  December  31,  2002,

respectively.


The  accounting  errors  that  led to the  restatement  do not  impact  any Bank customer  accounts.  Management  affirmed that the accounting errors that led to the  restatements  were  unintentional.  Steps have been taken to ensure that no other  similar  system errors have  occurred.  Staffing,  system and  procedural changes have also been made to ensure such errors do not occur in the future. As part of these  changes,  the  Company  hired Mr.  Holbrook  as CFO and engaged a professional services firm to provide internal audit services to the Company.




                                  (Continued)

NORTHEAST PENNSYLVANIA FINANCIAL CORP.                   FOURTH QUARTER EARNINGS
NOVEMBER 2003                                                                  6


The Company  expects to submit amended Form 10-Qs for the December  2002,  March

2003 and June 2003  quarters  and an amended Form 10-K for the fiscal year ended

September  30,  2002 as soon as  practical.  Until  such  amendments,  including anticipated restated financial  statements,  are filed, the Company's previously filed periodic annual and quarterly reports,  including financial statements and auditor's  reports thereon,  should not be relied upon.



Northeast  Pennsylvania  Financial Corp. is the holding company of First Federal

Bank,  Higgins  Insurance  Associates,  Inc.,  Abstractors  Inc.  and  Northeast

Pennsylvania   Trust  Co.  The  Company,   through  its   subsidiaries,   serves

Northeastern  and Central  Pennsylvania  through sixteen full service  community office locations, three financial centers and a loan production office.



Statements  contained in this news release,  which are not historical facts, are forward-looking  statements,  as the term is defined in the  Private  Securities

Litigation  Reform Act of 1995. Such  forward-looking  statements are subject to risk and  uncertainties  which could cause actual  results to differ  materially from those currently anticipated due to a number of factors,  which include, but are not limited to, factors discussed in documents filed by the Company with the

Securities and Exchange Commission from time to time.





                                  (Continued)

NORTHEAST PENNSYLVANIA FINANCIAL CORP.                   FOURTH QUARTER EARNINGS
NOVEMBER 2003                                                                  7

SELECTED FINANCIAL INFORMATION

(Dollars in Thousands, Except Per Share data and ratios)

                                                                 THREE MONTHS ENDED                  TWELVE MONTHS ENDED

                                                                    SEPTEMBER 30,                        SEPTEMBER 30,
                                                                    -------------                        -------------
     OPERATING DATA:                                              2003         2002*                  2003             2002*
     ---------------                                              ----         -----                  ----             -----
     Total interest income                                     $10,555       $12,626               $45,366           $52,633

     Total interest expense                                      5,681         7,255                25,189            28,988
                                                                 -----         -----                ------            ------
     Net interest income                                         4,874         5,371                20,177            23,645

     Provision for loan losses                                   5,022           796                 6,852             2,766
                                                                 -----           ---                 -----             -----
     Net interest income after provision loan losses             (148)         4,575                13,325            20,879

     Non-interest income                                         1,914         2,226                 9,975             7,649

     Non-interest expense                                        8,876         7,166                29,199            24,212
                                                                 -----         -----                ------            ------
     Income (loss) before income taxes                         (7,110)         (365)               (5,899)             4,316
                                                               -------         -----               -------             -----
     Income tax expense (benefit)                              (2,645)             8               (1,829)             1,620
                                                               -------             -               -------             -----
     Net income (loss)                                        $(4,465)        $(373)              $(4,070)            $2,696
                                                              ========        ======              ========            ======
     Earnings (loss) per share - basic                         $(1.19)       $(0.10)               $(1.08)             $0.67

     Earnings (loss) per share - diluted                       $(1.13)       $(0.09)               $(1.03)             $0.63

     Weighted average shares outstanding-basic               3,767,236     3,797,061             3,766,285         4,049,099

     Weighted average shares outstanding-diluted             3,951,033     3,982,462             3,947,909         4,267,606

     Net interest income on a tax equivalent basis              $5,061        $5,555               $20,924           $24,373


     BALANCE SHEET DATA:                                       9/30/03        6/30/03*      3/31/03*     12/31/02*      9/30/02*
     -------------------                                       -------        --------      --------     ---------      --------
     Total assets                                             $889,426        $885,803    $902,716        $919,591      $901,945

     Total securities                                          315,766         299,535     313,303         326,288       331,538

     Loans, net                                                491,059         493,930     492,523         489,578       489,186

     Deposits                                                  546,649         578,765     597,823         613,616       606,412

     FHLB Advances                                             258,901         208,406     208,411         208,416       208,421

     Other borrowed funds                                       22,529          23,061      23,062          23,621        10,184

     Total equity                                               55,909          64,373      64,040          65,355        65,124

     Book value per share                                       $13.39          $15.41      $15.33          $15.66        $15.61

     *As anticipated to be restated

                                                 (Continued)

NORTHEAST PENNSYLVANIA FINANCIAL CORP.                   FOURTH QUARTER EARNINGS
NOVEMBER 2003                                                                  8



AVERAGE BALANCE SHEET DATA 1:                                9/30/03        6/30/03*        3/31/03*      12/31/02*     9/30/02*
-----------------------------                                -------        --------        --------      ---------     --------
Average total assets                                        $860,249        $894,949        $902,723       $917,546     $882,502

Average total earning assets                                 816,186         845,835         854,084        861,126      835,242

Average loans, net                                           502,892         498,787         495,285        496,241      485,651

Average stockholder's equity                                  63,657          65,221          65,469         64,820       66,792

1 Numbers represent quarterly data
* As anticipated to be restated


                                                             At or for the three            At or for the twelve
                                                             -------------------            --------------------
                                                                 months ended                   months ended
                                                                 ------------                   ------------
SELECTED RATIOS:                                            9/30/03       9/30/02*         9/30/03        9/30/02*
----------------                                            -------       --------         -------        --------

Return on average assets (1)                                (2.08)%        (0.17)%         (0.47)%           0.31%

Return on average equity (1)                               (28.06)%        (2.23)%         (6.39)%           4.04%

Net interest margin (1) (fully tax equivalent)                2.46%          2.65%           2.46%           2.99%

Allowance for loan losses to loans                            2.03%          1.10%           2.03%           1.10%

(1)  Annualized
*As anticipated to be restated






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